UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 30, 2008

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry Into a Material Definitive Agreement.

On December 30, 2008, Gramercy Capital Corp. (the “Company”) entered into an Agreement (the “Letter Agreement”) with GKK Capital LP (the “Operating Partnership”), GKK Manager LLC (the “Manager”) and SL Green Operating Partnership, L.P. (“SLGOP”) pursuant to which (i) the Manager paid to the Operating Partnership $2.75 million in cash simultaneously with the execution of the Letter Agreement and (ii) SLGOP transferred to the Company, and the Company acquired from SLGOP 1.9 million shares of the Company’s common stock, in full satisfaction of all potential obligations that the holders of Class B Units of the Operating Partnership (the “Holders”) may have had to the Operating Partnership, and that the Operating Partnership may have had to the Holders, each in accordance with Section 5.01.C of the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 19, 2006, by and among the Company, the Operating Partnership, the Manager, SLGOP and the Holders (the “Operating Partnership Agreement”), in respect of the recalculation of the distribution amount to the Holders at the end of 2008 calendar year.  A copy of the Operating Partnership Agreement was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2006.  The foregoing description of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits.

 (d)                                                      Exhibits

Exhibit No.	Description

10.1	Agreement, dated as of December 30, 2008, by and among Gramercy Capital Corp., GKK Capital LP, GKK Manager LLC and SL Green Operating Partnership, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 6, 2009

GRAMERCY CAPITAL CORP.

By:	/s/ John B. Roche
	Name:	John B. Roche
	Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Agreement, dated as of December 30, 2008, by and among Gramercy Capital Corp., GKK Capital LP, GKK Manager LLC and SL Green Operating Partnership, L.P.